Exhibit 32

Statement of Chief Executive Officer and Chief Financial Officer under 18 U.S.C. 1350

I, Henry C. Pao, the chief executive officer and chief financial officer of Supertex, Inc., a California corporation (the "Company"), certify pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code, that to my knowledge:

(i)	the Quarterly Report of the Company on Form 10-Q for the period ending
September 30, 2003 (the "Report"), fully complies with the requirements of
Section 13(a) or 15(d), whichever is applicable, of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2003			     /s/ Henry C. Pao
					     ----------------------------
					     Henry C. Pao, Ph.D.
					     Chief Executive Officer and
					     Chief inancial Officer




The material contained in this Exhibit 32 is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.